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   As Filed With the Securities and Exchange Commission on October 27, 1999

                                                  Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NUWAVE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   22-3387630
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                       I.R.S. Employer Identification No.)


                               One Passaic Avenue
                           Fairfield, New Jersey 07004
                    (Address of principal executive offices)

             1996 Stock Incentive Plan for Employees and Consultants
                     Non-Employee Director Stock Option Plan
                            (Full title of the plans)

                                  GERALD ZARIN
                                    President
                               One Passaic Avenue
                           Fairfield, New Jersey 07004
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                     (Name and address of agent for service)

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                                 (973) 882-8810
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           Telephone number, including area code, of agent for service

                                    Copy to:
                               Bruce A. Rich, Esq.
                            THELEN REID & PRIEST LLP
                               40 West 57th Street
                            New York, New York 10019

                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ------------------------ ----------------------- --------------------
                                                    PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
     BE REGISTERED           REGISTERED (1)           SHARE (2)(3)             PRICE (2)(3)        REGISTRATION FEE
------------------------- ---------------------- ------------------------ ----------------------- --------------------
Common Stock,  Par Value  1,100,000              $ 2.3125                 $2,543,750              $707.16
$.01
------------------------- ---------------------- ------------------------ ----------------------- --------------------

(1) The number of shares stated is the aggregate number of shares of Common Stock to be issued upon the exercise of additional options granted or to be granted under the 1996 Performance Incentive Plan (945,000), and the Non-Employee Director Stock Option Plan (155,000), as amended.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based upon the exercise price of options to purchase common stock.

(3) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon the closing price ($ 2.3125) of the Common Stock as reported on the Nasdaq Stock Market on October 22, 1999, because the price at which the options to be granted in the future may be exercised is not currently determinable.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                            NUWAVE TECHNOLOGIES, INC.

             1996 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is prepared pursuant to General Instruction E to Form S-8.

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

     The document listed below is hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by NUWAVE TECHNOLOGIES, INC. (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a)          The Company's Registration Statement on Form S-8 (File No.
                  333-39961), as filed with the Securities and Exchange Commission on November 11, 1997, to register 666,666 shares of the Common Stock, $.0l par value, underlying the Company's 1996 Performance Incentive Plan (260,000 shares), Non-Employee Director Stock Option Plan (80,000 shares) and Individual Options granted under various Employment and Consultant Agreements (326,666 shares);

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reverence in this Registration Statement and to be a part hereof from the respective date of the filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby will be passed upon for the Company by Thelen Reid & Priest LLP, the Company's General Counsel.

ITEM 6.           INDEMNIFICATION OF DIRECTORS

     Article Seventh of the registrant's Certificate of Incorporation provides that "[t]he Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

     Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 8.           EXHIBITS.

                  Exhibit No.       Description
                  ----------        -----------

                  4.1 1996 Performance Incentive Plan ( incorporated by reference from Exhibit 10.6 to theCompany's Registration Statement on Form SB-2 filed with the Commission on April 2,1996)Commission File No. 333-03110).


                  4.2 Non-Employee Director Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Company's Report on Form 8-K filed with the Commission on June 6, 1997) (Commission File No. 0-28606).

                  4.3 Proxy Statement (incorporated by reference to the Company's Schedule 14A filed with the Commission on June 8, 1998) (Commission File No. 000-28606).


                  5*                Opinion of Thelen Reid & Priest LLP.


                  23.1*             Consent of Richard A. Eisner & Company, LLP.


                  23.2*             Consent of PricewaterhouseCoopers LLP.


                  23.3* Consent of Thelen Reid & Priest LLP (included in Exhibit 5).


                  24.1*             Special Power of Attorney for Edward Bohn.


                  24.2*             Special Power of Attorney for Richard E.
                                    Ekstract.


                  24.3*             Special Power of Attorney for Lyle E.
                                    Gramley.


                  24.4*             Special Power of Attorney for Joseph A.
                                    Sarubbi.


*        Filed herewith.

ITEM 9.           UNDERTAKINGS.

     The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (b) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (c) To reflect in the prospectus any facts or events arising after effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (d) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (b) and (c) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (f) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

     (g) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on the 25th day of October, 1999.


                                        NUWAVE TECHNOLOGIES, INC.

                                        By: /s/ Gerald Zarin
                                           ---------------------------------
                                            Gerald Zarin, President


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                    Title                           Date
      ---------                    -----                           ----

     /s/ Gerald Zarin           President, Chief               October 25, 1999
------------------------------    Executive Officer
         Gerald Zarin             and Chairman of the Board
                                  (Principal Executive Officer)

   /s/ Jeremiah F. O' Brien     Vice President                 October 25, 1999
------------------------------    and Chief Financial Officer
       Jeremiah F. O'Brien


            *                   Director                       October 25, 1999
------------------------------
         Edward Bohn

                                Director                       October, ___ 1999
------------------------------
         Richard E. Ekstract

            *                   Director                       October 25, 1999
------------------------------
         Lyle E. Gramley

            *                   Director                       October 25, 1999
------------------------------
         Joseph A. Sarubbi



* By: /s/ Gerald Zarin
     ---------------------------------
         Gerald Zarin
         Attorney-in-Fact

                                INDEX TO EXHIBITS
                            NUWAVE TECHNOLOGIES, INC.
                            -------------------------


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                                                                 Sequentially
     Exhibit                                                       Numbered
       No.         Description                                       Page
      ----         -----------                                      ------
------------------ ------------------------------------------------------------

        5          Opinion of Thelen Reid & Priest LLP              III-2
------------------ ------------------------------------------------------------

       23.1        Consent of Richard A. Eisner & Company, LLP      III-3
------------------ ------------------------------------------------------------

       23.2        Consent of PricewaterhouseCoopers LLP            III-4
------------------ ------------------------------------------------------------

       23.3        Consent of Thelen Reid & Priest LLP (included
                   in Exhibit 5)                                    III-2
------------------ ------------------------------------------------------------

       24.1        Special Power of Attorney for Edward Bohn        III-5
------------------ ------------------------------------------------------------

       24.2        Special Power of Attorney for Richard E.
                   Ekstract                                         III-6
------------------ ------------------------------------------------------------

       24.3        Special Power of Attorney for Lyle E.
                   Gramley                                          III-7
------------------ ------------------------------------------------------------

       24.4        Special Power of Attorney for Richard A.
                   Sarubbi                                          III-8
------------------ ------------------------------------------------------------